UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2009

CHINA ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52409	98-0522950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 57 Xinhua East Street Hohhot, Inner Mongolia, People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-0471-466-8870

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Fu Xu, the Chief Financial Officer of China Energy Corporation (the “Company”), submitted his resignation effective as of December 14, 2009.  There were no disagreements between Mr. Xu and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.

On December 14, 2009, the Board of Directors of the Company appointed Alex (Yuan) Gong as the Chief Financial Officer of the Company.  Mr. Gong’s services as CFO are being provided to the Company pursuant a two-year agreement between the Company and Jessie International Inc. (“JII”) dated December 14, 2009.  The Company will pay JII a monthly fee of RMB 30,000 for the services of Mr. Gong.  Mr. Gong has served as a partner at JII since March 2008. Mr. Gong served as Board Secretary and Director of Investor Relations for Xinyuan Real Estate Co., Ltd. from 2007 to 2008. Prior to that, he served as an Assistant to the Chief Executive Officer with SPG Land (Holdings) Limited, where he worked on financing of real estate projects and investor relations. Mr. Gong was a Research Analyst with Morgan Stanley Asia from 2005 to 2007.  Mr. Gong received his Bachelor of Arts from Beijing University in 1997 and a Master of Business Administration from University of Delaware in 2003.

Mr. Gong has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Gong had, or will have, a direct or indirect material interest.

Item 8.01 Other Events.

The Company had previously disclosed that it had entered into a Framework Contract to comply with, and be enforceable under, applicable PRC law whereby the Company would form an indirect subsidiary incorporated in the PRC which would in turn enter into a series of contractual arrangements by the end of the calendar year with certain PRC shareholders holding equity interests in the companies which operate the business of the Company. The Company now intends to enter into such agreements by the end of the first quarter of 2010.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	CFO Employment Agreement dated as of December 14, 2009 between the Company and Jessie International Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2009	CHINA ENERGY CORPORATION

	By:	/s/ WenXiang Ding
		Name:	WenXiang Ding
		Title:	President, Chief Executive Officer